As filed with the Securities and Exchange Commission on October 27, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUINIX, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Lagoon Drive
Redwood City, California 94065
(650) 598-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brandi Galvin Morandi
Kurt Pletcher
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
(650) 598-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Equinix, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer from time to time common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts or units, in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Investing in these securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 27, 2023

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
The terms “Equinix,” the “Company” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
i

EQUINIX, INC.
Equinix is the world’s digital infrastructure company™. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage. Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa regions, interconnection solutions, digital offerings, unique business and digital ecosystems and expert consulting and support.
Our interconnected data centers around the world allow our customers to bring together and interconnect the infrastructure they need to fast-track their digital advantage. With Equinix, they can scale with agility, speed the launch of digital offerings, deliver world-class experiences and multiply their value. We enable them to differentiate by distributing infrastructure and removing the distance between clouds, users and applications in order to reduce latency and deliver a superior customer, partner and employee experience. The Equinix global platform, and the quality of our IBX and xScale data centers, interconnection offerings and edge solutions, have enabled us to establish a critical mass of customers. As more customers choose Platform Equinix for bandwidth cost and performance reasons, it benefits their suppliers and business partners to colocate in the same data centers and connect directly with each other. This adjacency creates a network effect that attracts new customers, continuously compounds our existing customers’ value and enables them to capture further economic and performance benefits from our offerings.
We operate as a real estate investment trust for federal income tax purposes (“REIT”).
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings in amounts, at prices or on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
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Current Reports on Form 8-K filed on January 20, 2023, February 17, 2023, February 21, 2023, March 13, 2023, May 12, 2023, May 23, 2023, June 1, 2023 and August 29, 2023;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

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Annual Report on Form 10-K for the year ended December 31, 2022, as amended by our Form 10-K/A filed on February 27, 2023;

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Definitive Proxy Statement on Schedule 14A filed on April 12, 2023, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and

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The description of our outstanding Common Stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relations

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, capital expenditures, acquisitions, or retirement of debt.
DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.
Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.

When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
Restrictions on Ownership and Transfer
To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.
These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.
For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.
The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”
The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.
In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.
Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.
Our certificate of incorporation further prohibits:
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any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

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any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.
Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.
Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.
After receiving notice that the shares have been transferred to the trust, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.
The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.
Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.
In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

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provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

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provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

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provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

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permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

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provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least

15% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.
Delaware Takeover Statute.   We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the Nasdaq Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.
Forum Selection
Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.
DESCRIPTION OF DEBT SECURITIES
Any debt securities we may issue will constitute either senior or subordinated debt of Equinix. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional interests in shares or multiple shares of our preferred stock. The depositary shares may be issued under one or more preferred stock depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares representing preferred stock, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
PLAN OF DISTRIBUTION
Equinix and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
to or through underwriters or dealers;

•
in short or long transactions;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by Equinix, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If Equinix and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Equinix and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Equinix and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with Equinix and/or the selling securityholders, if applicable, to indemnification by Equinix and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.
Each series of securities other than the common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.
Amount to Be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses		**
Transfer agent and trustee fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.
Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VI of the registrant’s bylaws provides for mandatory indemnification of its directors and officers and those serving at the registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.

Item 16.
Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed Herewith
1.1	Form of Underwriting Agreement*
1.2
Equity Distribution Agreement, dated as of November 4, 2022, by and among Equinix, Inc. and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC and Santander Investment Securities Inc., acting as managers, Citibank N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association and JPMorgan Chase Bank, National Association, New York Branch, acting as forward purchasers and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, acting as forward sellers.
		8-K	11/7/22	1.1
1.3
Amendment No.1 to Equity Distribution Agreement, dated as of October 27, 2023, by and among Equinix, Inc. and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC and Santander US Capital Markets LLC, acting as managers, Citibank N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association, JPMorgan Chase Bank, National Association, New York Branch and Banco Santander, S.A., acting as forward purchasers and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Santander US Capital Markets LLC acting as forward sellers.
					X
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date	10-K/A	12/31/02	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	6/14/11	3.1
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	6/11/13	3.1

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed Herewith
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	10-Q	6/30/14	3.4
3.5	Certificate of Designation of Series A and Series A-1 Convertible Preferred Stock	10-K/A	12/31/02	3.3
3.6	Amended and Restated Bylaws of the Registrant	8-K	3/13/23	3.1
4.1	Form of Common Stock Certificate	10-K	12/31/14	4.13
4.2	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank National Association, as Trustee.	8-K	12/5/17	4.1
4.3	Form of Note*
4.4	Form of Specimen Preferred Stock Certificate*
4.5	Form of Certificate of Designation*
4.6	Form of Depositary Agreement*
4.7	Form of Warrant Agreement*
4.8	Form of Purchase Contract*
4.9	Form of Unit Agreement*
5.1	Opinion of Davis Polk & Wardwell LLP				X
8.1	Opinion of Sullivan & Worcester LLP regarding certain tax matters				X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				X
23.4	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)				X
23.5	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)				X
24.1	Power of Attorney (included on signature page of this registration statement)				X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee for Senior Debt Securities				X
107	Filing Fee Table				X

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17.
Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on October 27, 2023.
EQUINIX, INC.
By:
/s/ CHARLES J. MEYERS

Charles J. Meyers
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Meyers, Keith D. Taylor, Brandi Galvin Morandi and Kurt Pletcher, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ CHARLES J. MEYERS Charles J. Meyers	President, Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2023
/s/ KEITH D. TAYLOR Keith D. Taylor	Chief Financial Officer (Principal Financial Officer)	October 27, 2023
/s/ SIMON MILLER Simon Miller	Chief Accounting Officer (Principal Accounting Officer)	October 27, 2023
/s/ PETER F. VAN CAMP Peter F. Van Camp	Executive Chairman	October 27, 2023
/s/ NANCI CALDWELL Nanci Caldwell	Director	October 27, 2023
/s/ ADAIRE FOX-MARTIN Adaire Fox-Martin	Director	October 27, 2023
/s/ GARY F. HROMADKO Gary F. Hromadko	Director	October 27, 2023

Signature	Title	Date
/s/ THOMAS OLINGER Thomas Olinger	Director	October 27, 2023
/s/ CHRISTOPHER B. PAISLEY Christopher B. Paisley	Director	October 27, 2023
/s/ JEETU PATEL Jeetu Patel	Director	October 27, 2023
/s/ SANDRA L. RIVERA Sandra L. Rivera	Director	October 27, 2023
/s/ FIDELMA RUSSO Fidelma Russo	Director	October 27, 2023